Exhibit 25.1

_____________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ☐
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Wally Jones
U.S. Bank National Association
333 Commerce Street, Suite 800
Nashville, TN 37201
(615) 251-0733
(Name, address and telephone number of agent for service)

DELEK LOGISTICS PARTNERS, LP*
DELEK LOGISTICS FINANCE CORP.
(Issuer with respect to the Securities)

Delaware Delaware	45-5389027 35-2594360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

6.75% Senior Notes due 2025
(Title of the Indenture Securities)

*Includes certain subsidiaries of Delek Logistics Partners, LP identified below.

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices
Delek Marketing & Supply, LP	Delaware	20-5147019	7102 Commerce Way Brentwood, Tennessee 37027 (615) 771-6701
Delek Logistics Operating, LLC	Delaware	46-1302489	7102 Commerce Way Brentwood, Tennessee 37027 (615) 771-6701
Delek Marketing GP, LLC	Delaware	20-5146436	7102 Commerce Way Brentwood, Tennessee 37027 (615) 771-6701
Delek Crude Logistics, LLC	Texas	26-4506781	7102 Commerce Way Brentwood, Tennessee 37027 (615) 771-6701
Delek Marketing-Big Sandy, LLC	Texas	30-0735096	7102 Commerce Way Brentwood, Tennessee 37027 (615) 771-6701
Paline Pipeline Company, LLC	Texas	45-2294151	7102 Commerce Way Brentwood, Tennessee 37027 (615) 771-6701
Magnolia Pipeline Company, LLC	Delaware	64-0891244	7102 Commerce Way Brentwood, Tennessee 37027 (615) 771-6701
SALA Gathering Systems, LLC	Texas	46-1340773	7102 Commerce Way Brentwood, Tennessee 37027 (615) 771-6701
El Dorado Pipeline Company, LLC	Delaware	36-4755693	7102 Commerce Way Brentwood, Tennessee 37027 (615) 771-6701
DKL Transportation, LLC	Delaware	36-4795993	7102 Commerce Way Brentwood, Tennessee 37027 (615) 771-6701
DKL Caddo, LLC	Delaware	36-4809078	7102 Commerce Way Brentwood, Tennessee 37027 (615) 771-6701
DKL RIO, LLC	Delaware	61-1764026	7102 Commerce Way Brentwood, Tennessee 37027 (615) 771-6701
DKL Big Spring, LLC	Delaware	32-0558651	7102 Commerce Way Brentwood, Tennessee 37027 (615) 771-6701

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.
Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.    A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.    A copy of the existing bylaws of the Trustee.**

5.    A copy of each Indenture referred to in Item 4. Not applicable.

6.    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.    Report of Condition of the Trustee as of December 31, 2017 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville, State of Tennessee on the 6th of April, 2018.

By: /s/ Wally Jones
Wally Jones
Vice President

Exhibit 2

Exhibit 3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 6, 2018

By: /s/ Wally Jones
Wally Jones
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2017

($000’s)

12/31/2017
Assets
Cash and Balances Due From         $ 19,469,911
Depository Institutions
Securities        111,520,538
Federal Funds        69,009
Loans & Lease Financing Receivables         279,502,730
Fixed Assets         4,583,971
Intangible Assets        12,895,144
Other Assets         27,984,526
Total Assets         $456,025,829

Liabilities
Deposits        $357,200,076
Fed Funds        926,018
Treasury Demand Notes        0
Trading Liabilities         1,102,222
Other Borrowed Money        31,004,180
Acceptances        0
Subordinated Notes and Debentures        3,300,000
Other Liabilities        14,979,001
Total Liabilities        $408,511,497

Equity
Common and Preferred Stock        18,200
Surplus         14,266,915
Undivided Profits        32,432,873
Minority Interest in Subsidiaries        796,344
Total Equity Capital        $47,514,332

Total Liabilities and Equity Capital        $456,025,829